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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Eastern Virginia Bankshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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EASTERN VIRGINIA BANKSHARES, INC.

P. O. Box 1455

330 Hospital Road

Tappahannock, Virginia 22560

March 17, 2008

Dear Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Eastern Virginia Bankshares, Inc. to be held on Thursday, April 17, 2008 at 4:00 p.m. at the Indian Creek Yacht & Country Club, 362 Club Drive, Kilmarnock, Virginia.

At the Annual Meeting, you will be asked to elect ten (10) directors for terms of one year each. Enclosed with this letter is a formal notice of the Annual Meeting, a Proxy Statement and a form of proxy.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please complete, sign, date and return the enclosed proxy promptly using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy.

We hope you will accept our invitation to join us for a reception and opportunity to meet your management team immediately following the Annual Meeting.

Sincerely,

/s/ Joe A. Shearin
Joe A. Shearin President and Chief Executive Officer

EASTERN VIRGINIA BANKSHARES, INC.

P. O. Box 1455

330 Hospital Road

Tappahannock, Virginia 22560

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Annual Meeting”) of Eastern Virginia Bankshares, Inc. (the “Company”) will be held on Thursday, April 17, 2008, at 4:00 p.m. at the Indian Creek Yacht & Country Club, 362 Club Drive, Kilmarnock, Virginia, for the following purposes:

1.	To elect ten (10) directors to serve for terms of one year each expiring at the 2009 annual meeting of shareholders;

2.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only holders of shares of Common Stock of record at the close of business on March 6, 2008, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

/s/ Patricia Gallagher
Patricia Gallagher Corporate Secretary

March 17, 2008

IMPORTANT NOTICE:

Please complete, sign, date, and return the enclosed proxy in the accompanying postage paid envelope whether or not you plan to attend the Annual Meeting. Shareholders attending the meeting may withdraw their proxy and vote their shares on all matters that are considered.

EASTERN VIRGINIA BANKSHARES, INC.

P. O. Box 1455

330 Hospital Road

Tappahannock, Virginia 22560

PROXY STATEMENT

2008 ANNUAL MEETING OF SHAREHOLDERS

April 17, 2008

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Eastern Virginia Bankshares, Inc. (the “Company”, “we”, “us” or “our”) to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, April 17, 2008, at 4:00 p.m. at the Indian Creek Yacht & Country Club, 362 Club Drive, Kilmarnock, Virginia and any duly reconvened meeting after adjournment thereof.

GENERAL INFORMATION

Revocation and Voting of Proxies

Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Company, by executing a proxy dated as of a later date or by voting in person at the Annual Meeting. It is expected that this Proxy Statement and the enclosed proxy card will be mailed on or about March 17, 2008 to all shareholders entitled to vote at the Annual Meeting.

Voting Rights of Shareholders

On March 6, 2008, the record date for determining those shareholders entitled to notice of and to vote at the Annual Meeting, there were 5,881,968 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Only shareholders of record at the close of business on March 6, 2008 are entitled to notice and to vote at the Annual Meeting or any adjournment thereof.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters put to shareholders without instructions from the beneficial owner. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter.

The Board of Directors is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the persons named in the enclosed proxy card possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

Solicitation of Proxies

The cost of soliciting proxies for the Annual Meeting will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mails, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of Common Stock.

PROPOSAL ONE

ELECTION OF DIRECTORS

Ten directors will be elected at the Annual Meeting. The individuals listed below are nominated by the Nominating Committee of the Board of Directors for election at the Annual Meeting. Joe A. Shearin, our President and Chief Executive Officer of the Company, is a nominee as provided in his employment agreement with us.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the ten nominees named below. If the proxy indicates that the shareholder wishes to withhold a vote from one or more nominees for director, such instructions will be followed by the persons named in the proxy.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve. If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company.

The following biographical information discloses each nominee’s age and business experience in the past five years and the year each individual was first elected to the Board of Directors. The Company is the holding company for EVB, our subsidiary bank. Any references in this proxy to EVB are to our subsidiary bank.

Nominees for Election Whose Terms Expire in 2009

Name, Age and Title	Director of the Company Since	Previous Five-Years Business Experience
W. Rand Cook (54) Chairman of our board of directors and EVB	1997	Mr. Cook has served as the chairman of our board of directors since 2001. He also served as a director for Hanover Bank from 2000 through 2002. Mr. Cook has been an attorney with McCaul, Martin, Evans & Cook, P. C. in Mechanicsville, Virginia since 1985.

F. L. Garrett, III (68) Vice chairman of our board of directors and EVB	1997	Mr. Garrett has served as vice chairman of our board since 1997. Mr. Garrett also served on the board of Southside Bank from 1982 until 2006 when it merged into EVB. Mr. Garrett is a realtor with Long & Foster in Essex County, Virginia and the owner of Harborside Storage, a boat storage company in Bowlers Wharf, Virginia.

Ira C. Harris, Ph.D./CPA (47) Director of our Company and EVB	2004	Mr. Harris has been a member of the faculty of the McIntire School of Commerce at the University of Virginia since 2003. Mr. Harris has also been the operator of Store-Tel Storage in Tappahannock, Virginia since 2003. Prior to joining the faculty at the University of Virginia, Mr. Harris had been an assistant professor at the University of Notre Dame from 1998 through 2003.

F. Warren Haynie, Jr. (69) Director of our Company and EVB	1997	Mr. Haynie served as a director on the Bank of Northumberland board of directors from 1987 through 2002. Mr. Haynie has been a sole practicing attorney in Lottsburg, Virginia since 1971.

William L. Lewis (57) Director of our Company and EVB	1997	Mr. Lewis served as a director on the Southside Bank board of directors from 1989 through 2002. Mr. Lewis has been an attorney with William L. Lewis, PC in Tappahannock, Virginia since 1989. Mr. Lewis is also a director of EVB Investments, Inc.

Charles R. Revere (69) Director of our Company and EVB	2002	Mr. Revere served as a director on the Southside Bank board of directors from 1988 through 2002. Mr. Revere has been the president and chief executive officer of Revere Gas and Appliance, a distributor of propane gas in Hartfield, Virginia, since 1980. Mr. Revere has also been president and chief executive officer of Middlesex Bottled Gas, a distributor of propane gas in Hartfield, Virginia, since 1964.

Joe A. Shearin (51) President and chief executive officer and director of our Company and EVB	2003	Mr. Shearin joined us in 2001 as the president and chief executive officer of Southside Bank until 2006 when he became president and chief executive officer of EVB. Mr. Shearin became the president and chief executive officer of the Company in 2002. Prior to joining us, Mr. Shearin served as senior vice president / city executive for BB&T in Petersburg, Virginia from 1997 to 2001. Prior to joining BB&T, Mr. Shearin had been an executive vice president of First Federal Savings Bank in Petersburg, Virginia since 1995.

Howard R. Straughan, Jr. (78) Director of our Company and EVB	2001	Mr. Straughan is a retired banker. Mr. Straughan served as a director of Bank of Northumberland from 1994 until it merged into EVB in 2006.

Leslie E. Taylor (59) Director of our Company and EVB	2000	Mr. Taylor was a director of Southside Bank from 1989 through 2002. Mr. Taylor is a certified public accountant and has been owner and president of Leslie E. Taylor, CPA, PC in Tappahannock, Virginia since 1983.

Jay T. Thompson, III (51) Director of our Company and EVB	2000	Mr. Thompson was a director of Hanover Bank from 2000 until it merged into EVB in 2006. Mr. Thompson has been the owner and pharmacist of the Mechanicsville Drug Store in Mechanicsville, Virginia since 1981.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

The Board of Directors and its Committees

There were seven meetings of the Board of Directors in 2007. Each director attended greater than 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of which the director was a member in 2007.

The Board of Directors has, among others, a standing Executive Committee, Audit/Risk Management Committee, and Nominating and Corporate Governance Committee. Since all employees are employees of the bank, and not the Company, the Compensation Committee is at the bank level.

Executive Committee. The Executive Committee acts for the Board of Directors when the Board is not in session, and consists of W. Rand Cook, F. L. Garrett, III and Howard R. Straughan, Jr. The Executive Committee did not meet during the year ended December 31, 2007.

Audit/Risk Management Committee. The Audit/Risk Management Committee acts for the Board to recommend the selection of an independent registered public accounting firm and the internal auditors, to approve the scope of the independent and internal auditors’ audits, to review the reports of examination by both independent and internal auditors and regulatory agencies, and to issue periodic reports to the Board of Directors. The Audit Committee consists entirely of directors who meet the independence requirements of the NASDAQ Stock Market (“NASDAQ”) and the Securities and Exchange Commission (the “SEC”). The Audit Committee is composed of Chairman Leslie E. Taylor, CPA, Ira C. Harris, Ph.D./CPA, F. Warren Haynie, Jr., Charles R. Revere, and Howard R. Straughan, Jr. The Board of Directors has determined that Audit Committee Chairman Leslie E. Taylor, CPA fulfills the applicable standard as an independent audit committee financial expert. The Audit Committee operates under a Charter adopted by the Board that was attached as Exhibit B to the 2007 proxy statement. The Audit Committee met ten times during 2007. For additional information, see “Audit Committee Report” below.

Compensation Committee. The Compensation Committee of EVB serves as The Company’s compensation committee and consists of Howard R. Straughan, Jr., F. L. Garrett, III, Ira C. Harris, Ph.D./CPA, Eric Johnson and Leslie E. Taylor, all of whom meet the independence requirements of NASDAQ. This committee, chaired by Howard R. Straughan, Jr., recommends the compensation to be paid to the executive officers of the Bank and administers all incentive and stock plans to the benefit of such officers and directors eligible to participate in such plans. The Committee met five times in 2007. The Compensation Committee operates under a Charter adopted by the bank board on November 17, 2007. The Committee Charter is available to any shareholder upon request to the Corporate Secretary at Eastern Virginia Bankshares, Inc. at P. O. Box 1455, 330 Hospital Road, Tappahannock, Virginia 22560 and is available on the Company’s web page at www.evb.org. For additional information, see “Executive Compensation” below.

Nominating/Corporate Governance Committee. The Nominating and Corporate Governance Committee (“the Committee” consists of four independent directors - William L. Lewis, F. L. Garrett, III, Howard R. Straughan, Jr. and Jay T. Thompson, all of whom meet the independence requirements of NASDAQ. The Committee, chaired by William L. Lewis, operates under a Charter adopted by the Board. The Committee Charter is available to any shareholder upon request to the Corporate Secretary at Eastern Virginia Bankshares, Inc. at P. O. Box 1455, 330 Hospital Road, Tappahannock, Virginia 22560 and is available on the Company’s web page at www.evb.org.

The Nominating and Corporate Governance Committee is appointed by the Chairman of the Board to assist the Board in identifying qualified individuals to become directors, recommend to the Board qualified director nominees for election at the annual meeting of Shareholders, recommend a set of Corporate Governance Guidelines, to ensure an appropriate structure and process for management succession, and oversee annual self-evaluations by the Board. The committee considers, at a minimum, the following qualifications in recommending to the board potential new directors, or the continued service of existing directors:

1.	personal characteristics, such as highest personal and professional ethics, integrity and values, an inquiring and independent mind, with a respect for the views of others, ability to work well with others and practical wisdom and mature judgment;

2.	broad policy-making level training and experience in business, government, academia or science to understand business problems and evaluate and formulate solutions;

3.	expertise that is useful to the company and complementary to the background and experience of other directors;

4.	willingness to devote the time necessary to carry out duties and responsibilities of directors and to be an active, objective and constructive participant at meetings of the board and its committees;

5.	commitment to serve on the board over a period of several years to develop knowledge about the company’s principal operations; and

6.	willingness to represent the best interests of all shareholders and objectively appraise management performance.

The Committee will consider shareholder recommendations for candidates to serve on the board of directors. Shareholders entitled to vote for the election of directors may submit candidates for consideration by the committee by providing timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the committee. To be timely for the 2009 annual meeting, the notice must be received within the time frame set forth in “Shareholder Proposals for 2009 Annual Meeting of Shareholders” below. To be in proper form, the notice must include the nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Article II, Section 2.5, of the Company’s bylaws, a copy of which may be provided, without charge, to any shareholder upon written request to the Corporate Secretary whose address is Eastern Virginia Bankshares, Inc., P. O. Box 1455, 330 Hospital Road, Tappahannock, Virginia 22560. A candidate who fails to meet all state and federal banking regulatory requirements cannot be nominated.

As provided in its Charter, the Nominating and Corporate Governance Committee must submit a report and make recommendations to the Board. No fee-based services of third parties are utilized in the evaluation process. The Nominating Committee met twice in 2007.

Independence of the Directors

The Board of Directors has determined that the following nine individuals of its ten members are independent as defined by the listing standards of the Nasdaq Stock Market: W. Rand Cook, F. L. Garrett, III, Ira C. Harris, Ph.D./CPA, F. Warren Haynie, Jr., William L. Lewis, Charles R. Revere, Howard R. Straughan, Jr., Leslie E. Taylor, CPA, and Jay T. Thompson, III. In reaching this conclusion, the Board considered that we and our subsidiary bank provide services to, and otherwise conduct business with, companies of which certain members of the Board or members of their immediate families are or were directors or officers.

Consistent with the Nasdaq listing standards, our Corporate Governance Guidelines establish categorical standards under which the Board views the following as impairing a director’s independence:

1.	a director who is, or at any time during the past three years was, our employee, or whose immediate family member is, or at any time during the past three years was, an executive officer;

2.	a director who received, or whose immediate family member received, during the past three years, more than $100,000 per year in direct compensation from us, other than director and committee fees, compensation paid to a family member who is an employee, or benefits under a tax-qualified retirement plan or non-discretionary compensation;

3.	a director who is, or whose immediate family member is, a current partner of our external auditor, or was a partner or employee of our external auditor who worked on our audit at any time during the past three years;

4.	a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our executives serve, or at any time during the past three years have served, on that company’s compensation committee; and

5.	a director who is, or whose immediate family member is, a partner in, or a controlling shareholder or an executive officer of, a company, that makes payments to, or receives payments from, us for property or services in an amount which, during the current or any of the past three fiscal years, exceeds the greater of $200,000 or 5% of the recipient’s gross revenues, other than payments arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs.

None of our non-employee directors, their immediate family members, or employers, are engaged in such relationships with us. The transactions listed below are in addition to the discussion under the heading “Certain Relationships and Related Transactions” which is included later in this Proxy Statement. The Board considered the following transactions between us and certain of our directors or their affiliates to determine whether such director was independent under the above standard:

1.	we obtain some degree of legal services from William L. Lewis, P. C., Attorney at Law, of which Mr. Lewis is the managing partner;

2.	we obtain some degree of legal services from McCaul, Martin, Evans & Cook, P. C., of which Mr. Cook is a partner;

3.	we lease a Mechanicsville office from Thompson Realty, LLC of which an immediate family member of Mr. Thompson is the principal;

4.	we lease the land on which our Hartfield branch office is located from an immediate family member of Mr. Revere;

5.	we purchase bottled gas from Revere Gas, of which Mr. Revere is the President.

Executive Sessions

Non-employee directors meet periodically outside of regularly scheduled Board meetings. W. Rand Cook serves as chairman for executive sessions. The Executive Committee meets only on an as needed basis and did not meet in 2007.

Code of Ethics

The Board of Directors has approved a Code of Ethics for all directors, officers and staff of the Company and its subsidiaries. The Code of Ethics is designed to promote honest and ethical conduct, proper disclosure of financial information in the Company’s periodic reports, and compliance with applicable laws, rules, and regulations by the Company’s senior officers who have financial responsibilities. The Code of Ethics is available on the Company’s web page at www.evb.org.

Annual Meeting Attendance

The Company encourages members of the Board of Directors to attend the annual meeting of shareholders. All of the directors attended the 2007 annual meeting.

Communications with Directors

Any director may be contacted by writing to him c/o Eastern Virginia Bankshares, Inc., P.O. Box 1455, 330 Hospital Road, Tappahannock, Virginia 22560. Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of the Company. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

Director Compensation

Compensation paid to our directors in 2007 is disclosed in the table that follows:

Director Compensation - Fiscal Year 2007

Name	Fees Earned or Paid in Cash	Stock Awards	Total
	(1)	(2)
W. Rand Cook	$22,500	$11,000	$33,500
F. L. Garrett, III	13,700	11,000	24,700
Ira C. Harris, Ph.D./CPA	15,500	11,000	26,500
F. Warren Haynie	14,000	11,000	25,000
William L. Lewis	10,400	11,000	21,400
Charles R. Revere	11,800	11,000	22,800
Howard R. Straughan, Jr.	15,800	11,000	26,800
Lesie E. Taylor, CPA	15,900	11,000	26,900
Jay T. Thompson, III	10,100	11,000	21,100

(1)	As compensation for service to our Company, each member of the Board of Directors receives $300 for each board meeting attended and $300 for each committee meeting attended. In addition to the meeting fees, Audit/Risk Management Committee members receive a monthly retainer fee of $200 and the Chairman of that Committee receives a monthly retainer fee of $300. Board members who are also officers do not receive any compensation for attending board and committee meetings. Directors do not receive additional compensation for executive sessions held as part of each board meeting. Total director fees paid by the company in 2007 were $44,700.

Each member of our board also is a member of the EVB board. Each member receives $500 for each EVB board meeting attended and $300 for each committee meeting attended. The Chairman of the EVB board, who also serves as our Chairman of the Board, receives an additional $1,000 per month retainer. Directors do not receive additional compensation for executive sessions held as part of each EVB Board meeting. Total directors’ fees paid to our directors by EVB in 2007 were $85,000.

(2)	Each EVB board member receives a retainer fee in the form of a grant of 500 shares of our stock. That grant is based on the June 30 fair market value of our stock each year. In 2007 that fair market value was $22.00 per share, determined as the closing price of our stock on June 30, 2007. The total value of the grant to our directors for EVB board service in 2007 was $99,000.

OWNERSHIP OF STOCK

Security Ownership of Certain Beneficial Owners

The following table sets forth as of February 29, 2008 (unless otherwise noted), certain information with respect to the only person known by us to beneficially own more than five percent of outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Amount And Nature Of Beneficial Ownership	Percent Of Class (1)
Wellington Management Company, LLP (2) 75 State Street Boston, Massachusetts 02019	542,300	9.18%

(1)	Based on 5,906,969 shares of common stock issued and outstanding on February 29, 2007.

(2)	According to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008, Wellington Management Company, LLP reported that it had shared power to vote 420,300 shares and shared power to dispose of 542,300 shares of our common stock

Security Ownership of Management

The following table sets forth, as of February 29, 2008, certain information with respect to the beneficial ownership of shares of Common Stock by each of the members of the Board of Directors, all of whom are also director nominees, by each of the current executive officers named in the “Summary Compensation Table” below and by all current directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

The business address for our directors and executive officers is 330 Hospital Road, Tappahannock, Virginia 22560.

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class (%) (2)
W. Rand Cook	6,921		*
F. L. Garrett, III	26,620		*
Ira C. Harris	3,181		*
F. Warren Haynie, Jr	7,874		*
William L. Lewis	21,854		*
Charles R. Revere	6,590		*
Joe A. Shearin	14,252	(3)	*
Howard R. Straughan, Jr.	96,134		1.63%
Leslie E. Taylor	4,442		*
Jay T. Thompson, III	22,311	(4)	*
Ronald L. Blevins	8,899	(5)	*
Joseph H. James, Jr.	4,234	(5)	*
William E. Martin, Jr.	6,826	(6)	*
J. Lloyd Railey	3,971	(7)	*
All present executive officers and directors as a group (16) persons	235,359		3.98%

*	Percentage of ownership is less than one percent of the outstanding shares of Common Stock

(1)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if that person, directly or indirectly, has or shares the power to direct the voting of the security or the power to dispose or direct the disposition of the security. Accordingly more than one person may be deemed to be a beneficial owner the same securities. A person is deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the relevant date. Unless otherwise indicated by footnote, the named individuals have the sole voting and investment power with respect to beneficially owned shares of stock.

(2)	Based on 5,906,969 shares of Common Stock issued and outstanding on February 29, 2008.

(3)	Includes options exercisable for 1,995 shares in-the-money and 3,165 shares out-of-the money.

(4)	Includes in-the-money options exercisable for 500 shares.

(5)	Includes options exercisable for 1,100 shares in-the-money and 1,300 shares out-of-the money.

(6)	Includes options exercisable for 1,800 shares in-the-money and 2,000 shares out-of-the money.

(7)	Includes options exercisable for 1,000 shares in-the-money and 1,300 shares out-of-the money .

Options classified as in-the-money were granted at the fair market value of $16.10 per share on April 1, 2002 with 7,495 of the total of 22,625 option shares being to directors or named executive officers. Options classified as out-of-the money were granted at the fair market value of $28.60 per share on September 15, 2003 with 7,765 option shares being granted to the named executive officers out of the 29,525 options outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during fiscal year 2007, all filing requirements applicable to its officers and directors were satisfied.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction—Below is a discussion of the philosophy, the strategy and the major details of the approach to compensating senior management. The approach has been developed under the direction and oversight of the Compensation Committee of EVB (the “Committee”), which functions as the compensation committee of the Company, with assistance from independent compensation consultants and with input from management.

Our Leadership Council is expected to design and execute our business plan that leads to superior returns for shareholders. Following this discussion, you will find tables containing detailed information concerning compensation earned or paid for 2007 and prior years to the following executive officers, our “named executive officers”.

•	Joe A. Shearin – President and Chief Executive Officer of the Company and EVB

•	Ronald L. Blevins – Chief Financial Officer of the Company and Executive Vice President/CFO of EVB

•	Joseph H. James, Jr. – Chief Operations Officer of the Company and Executive Vice President/Chief Operations Officer of EVB

•	William E. Martin, Jr. - Executive Vice President/Commercial Banking of EVB

•	J. Lloyd Railey – Chief Risk Officer of the Company and Executive Vice President/Chief Risk Officer of EVB

The discussion below is intended to help you understand the information provided in tables that follow and provide context for our overall executive compensation program.

Objective—The primary objective of our executive compensation program is to assure that we have a competent and motivated Leadership Council to lead the Company. To accomplish this objective, we must provide competitive levels of compensation to attract, retain and reward outstanding executives. The banking industry is very competitive, and excellent leadership is vital to achieving superior returns for our shareholders. To that end, we believe that:

•	Our Leadership Council should have compensation opportunities at levels that are competitive with peer institutions.

•	Total compensation should include significant “at risk” components that are linked to annual results, as well as to longer term performance.

•	Stock-based compensation should form a key component of total compensation as a means of aligning the interests of key executives with those of our shareholders.

Discussion of Our Approach—Our general approach is to provide executive compensation consistent with promoting shareholder value. To this end, the Committee designs compensation plans and incentives to link the financial interests of the Company’s executive officers to the interests of shareholders, to support the Company’s long-term goals, to tie compensation to the Company’s performance and to attract, retain and motivate talented leadership. In early 2007, the Committee engaged CapTrust Executive Compensation Group (“CapTrust”), an independent compensation consultant, to assist it in developing its executive compensation program for 2007 and future years. The consultant is specifically engaged to assist the Committee with the assessment and development of a strategically linked executive compensation program to

1.	assure that compensation is in line with comparative peer practices.

2.	take a strategic view of all of the Company’s executive compensation programs, and their effectiveness both individually and collectively.

3.	align the interests of executives, for some aspects, to those of the shareholders through performance-based incentives.

4.	understand the financial statement impact of the compensation program.

5.	understand the impact of new SEC disclosure rules relative to executive compensation.

We rely upon the following principles in structuring compensation arrangements for our management team:

1.

Benchmarking—Our stated goal is to provide base salaries and incentive compensation for our executives that are competitive with those offered by comparable Virginia banking institutions. In order to determine competitiveness in the marketplace, we will rely in 2008 upon an analysis of peer institutions, similar in asset size and corporate structure, prepared by CapTrust. This analysis includes comparison of median, average and 75th percentile compensation for

•	base salary

•	bonus (target and actual)

•	annual cash (base and bonus)

•	long-term incentives (stock options, restricted stock, LTP awards)

•	total direct compensation (cash and long-term)

•	Non-qualified deferred compensation or SERP agreements

•	Perquisites and supplemental benefits

The members of this peer group include

Access National Corporation

Alliance Bankshares Corporation

American National Bankshares, Inc.

C & F Financial Corporation

Cardinal Financial Corporation

Central Virginia Bankshares, Inc.

Eagle Financial Services, Inc.

Fauquier Bankshares, Inc.

First Community Banchares, Inc.

FNB Corporation

FNB Financial Services Corporation

Middleburg Financial Corporation

National Bankshares, Inc.

Old Point Financial Corporation

Summit Financial Group

Union Bankshares Corporation

Virginia Commerce Bancorp, Inc.

Virginia Financial Group, Inc.

We believe that total compensation (base salary, bonuses and long term incentives) for our management team, should be near the 50th percentile of our peer group to attract, retain, and motivate the management team.

2.	Allocation of Elements of Compensation—We believe that the weighting of elements of total compensation (specifically salary, annual bonus and long term incentives) should vary somewhat within the management group in order to reflect more closely the role of each senior manager and his or her ability to influence performance. The weighting of these elements of compensation for our management team currently approximates the weighting of others in our peer group, with salary comprising slightly more than 70%. Over time, we expect to shift the weighting of total compensation more toward variable compensation (annual bonus and long term incentives). The allocation of cash vs. non-cash and long-term vs. short-term incentives is determined by what is considered appropriate in our industry and among our peer group in order to recruit and retain qualified executives.

3.	Pay for Performance—To promote shareholder value, we are focusing on performance-based incentives. In 2007, we reviewed and revised our annual bonus program and introduced a long-term incentive program for our management team consistent with this principle.

Elements of Compensation—The Company uses the following elements of compensation and benefits to recruit, retain and reward its key executives:

1.	Salary—A competitive salary for key executives is essential. Furthermore, flexibility to adapt to the particular skills of an individual or the specific needs of the Company is required. Salary adjustments for the year for executive management, other than himself, based on performance of the Company and of the specific individuals, are presented to the Committee by Mr. Shearin, typically in February or March. The Committee reviews the recommendations, makes any further adjustments and approves the changes. Mr. Shearin’s salary is reviewed by the Committee in executive session and approved. Discussed later in this section are employment agreements between the Company and certain members of the Leadership Council.

2.	Annual Bonus (“ADIBP”)—We offer key executives an opportunity to receive an annual bonus of up to 25 percent of salary. At the beginning of the year the maximum amount of bonus for each executive is set by the Committee for the CEO, and by the CEO for other members of the Leadership Council. The purpose of this plan is to target specific year-over-year results. During 2007, we revised the plan to incorporate the following performance measurements: regulatory compliance, financial reporting, budget compliance, credit quality, asset growth, net income growth and individual goals set by the Committee. The specific weighting of these factors for each executive varies, depending upon his or her responsibilities. For example, Mr. Shearin’s bonus under the ADIBP for 2007 and 2008 is based 15% on regulatory compliance, 15% on budget compliance, 20% on net income growth, 20% on asset growth, 10% on credit quality and 20% on individual goals set by the Committee. For others in executive management, the mix and the weight components varies, but is similar to that of the chief executive officer. Generally the target for net income growth would be 10%, average asset growth 10%, regulatory compliance completely satisfactory, budget compliance based on the board’s approved budget and credit quality at a level at least equal to or exceeding our peers in terms of non performing asset and charge-off ratios. At a meeting of the Committee, usually in February, Mr. Shearin proposes the actual bonus amounts for the year ending the preceding December for key executives, other than himself. The Committee reviews the performance metrics based on worksheets prepared by the CEO. Although calculation of a bonus is partially based on a formula including specific metrics, payment of a bonus is completely discretionary.

3.	Stock-Based Compensation—No options were granted to any of the named executives in 2007.

The Company adopted FAS 123 in 2002 and has expensed all stock options from the implementation of our initial stock option plan. Because of changes in accounting rules effective in 2005 that require expensing of stock options, we believe that restricted stock awards, both time-vested and performance-vested, will be the preferred form of stock incentive for the future.

In 2007 Shareholders approved the 2007 Equity Compensation Plan which authorized the granting of up to 400,000 shares of Company stock in the form of options, stock grants, restricted stock, stock appreciation rights and other awards. This 2007 Plan was a follow up to a similar Plan totaling 400,000 shares approved by shareholders in 2003. Pursuant to this authorization, the Compensation Committee developed metrics and granted awards totaling 15,000 shares of restricted stock to executives in 2007. Consistent with the principle of pay for performance, one-half of the grants will vest June 30, 2010 if, and only if, either earnings per share reaches $1.78 or return on equity equals or exceeds 14.4% for the year ending December 31, 2009 (these awards are based upon the median performance of the Company’s peer group). The other half of the awards vest ratably (20% per year over time of employment).

4.	Employment Agreements—Assuring the continued service of key executives is essential to the successful future of the organization. Employment agreements and management continuity agreements (which help retain key executives during a possible change of control situation) assist the Company by providing security to key executives. Base salary figures presented in the individual contracts below were determined by the executive’s base salary at the time that the contract was executed.

The Company and each of Joe A. Shearin, Joseph H. James and Ronald L. Blevins are parties to an employment agreement entered into as of January 6, 2003, January 8, 2003 and January 13, 2003, respectively. Mr. Shearin’s employment agreement provides for him to serve as our President and Chief Executive Officer and President of EVB (as successor to Southside Bank) and provides for an initial base salary of $188,000. His employment agreement is for a rolling three-year term. Mr. James’s employment agreement provides for him to serve in an executive officer capacity and provides for an initial base salary of $96,000. Mr. Blevins’s employment agreement provides for him to serve in an executive officer capacity and provides for an initial base salary of $85,000. The board of directors, in its discretion, may increase the base salary of each of Messrs. Shearin, James and Blevins. The employment agreements with Mr. James and Mr. Blevins currently terminate on December 31, 2009; however, each December 31, the term of their employment agreements will be renewed and extended by one year, unless notice of termination has been provided prior to such time.

The Company’s former subsidiary Hanover Bank executed an employment agreement with William E. Martin, Jr. on March 25, 2004. This agreement is currently with EVB as successor to Hanover Bank. Prior to the merger of our bank subsidiaries, Mr. Martin’s employment agreement provided for him to serve as President and Chief Executive Officer of Hanover Bank at an initial base salary of $106,000. Mr. Martin now serves as EVB’s Executive Vice President - Commercial Banking. The board of directors, in its discretion, may increase Mr. Martin’s salary during the term of the agreement. The employment agreement currently terminates on December 31, 2009; however, each December 31, the term of the employment agreement with Mr. Martin will be renewed and extended by one year unless notice of termination has been provided prior to such time.

The Company executed an employment agreement with J. Lloyd Railey on June 6, 2005. The employment agreement provides for Mr. Railey to serve as an executive officer of the Company at an initial base salary of $100,000. The board of directors, in its discretion, may increase Mr. Railey’s salary during the term of the agreement. The employment agreement currently terminates on December 31, 2009; however, each December 31, the term of the agreement will be renewed and extended by one year, unless notice of termination has been provided prior to such time.

Each employment agreement may be terminated by the Company with or without cause. If the officer resigns for “good reason” or is terminated without “cause” (as those terms are defined in the employment agreement), however, he is entitled to receive a monthly payment equal to one-twelfth his rate of annual base salary in effect immediately preceding such termination for the remainder of the term of the agreement. If the officer’s employment terminates for good reason or without cause within one year of a change in control of us, he will be entitled to severance payments approximately equal to 299% of his annualized cash compensation for a period that precedes the change in control as determined under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Each agreement also contains a confidentiality provision without a time limit and a covenant not to compete that is in effect while the individual is an officer and employee and for a 12-month period after the termination of his employment.

5.	Perquisites—We provide perquisites in the form of personal commuting use of a company car to the CEO, having an aggregate value not exceeding $10,000. We do not provide perquisites to other listed executives that are not generally available to all employees on a nondiscriminatory basis.

6.	Supplemental Retirement Benefits – We think that a supplemental retirement plan plays an important role in providing “pension equity” and in retaining key executives. We intend for employees generally, including key executives, to receive a combined retirement benefit from Social Security, qualified retirement plans of the Company and, if necessary, supplemental nonqualified arrangements approximating 70% of their pre-retirement income. For that reason, effective January 1, 2008, we adopted a supplemental Executive Retirement Plan which currently covers Mr. Shearin as its only participant, as his retirement benefit from other sources is projected to fall short of the replacement target. The Plan provides for a benefit at age 67 of $155,000. Full vesting occurs only at age 67, with partial vesting of approximately 5% for each year of service after age 52. Benefits are payable monthly for 15 years. There is no pre-retirement death benefit, but a beneficiary can be named to receive the remaining payments for the 15-year period after benefits have commenced.

Compensation Philosophy

1.	As part of our mission to provide outstanding banking service to our community and to provide an excellent return to our shareholders, we offer a comprehensive total compensation program that allows the Board and senior management to attract, retain and reward skilled and motivated key executives who are essential to our business plan.

2.	Our goal is to have a total compensation program that is generally consistent with our identified industry peers and is designed in such a manner as to reward key executives for achieving operational and financial goals. Our total compensation program encompasses base compensation, short- and long-term variable incentives and, where appropriate, supplemental and perquisite programs.

Conclusion—During 2008, we anticipate that the Committee, with assistance from independent consultants, will continue its ongoing administration and evaluation of our executive compensation approach consistent with our philosophy which aligns with our business plan.

Compensation Committee Report

The Committee reviewed management’s Compensation Discussion and Analysis (“CDA”) and based on that review, the Committee recommended to the Board of Directors that the CDA be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

This report is submitted on February 13, 2008 by the members of the Compensation Committee of the Board of Directors of EVB.

The Compensation Committee

Howard R. Straughan Jr., Chairman	F. L. Garrett, III
Eric Johnson	Ira C. Harris
Leslie E. Taylor

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer of the Company or any of our subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any such member. The CEO attends Committee meetings that discuss matters not directly related to the CEO, but is not a voting member of the Committee.

Compensation

The following table shows, for the fiscal years ended December 31, 2007 and 2006, the total compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the “named executive officers” in all capacities in which they serve.

Material terms of plans that govern awards included in the summary compensation table, the relationship of salary and bonus to total compensation and material terms of certain employment agreements including post-termination payments are discussed in “Compensation Discussion and Analysis” above.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Change in Pension Value and Nonqualifed Deferred Compensation Earnings	All Other Compensation	Total
				(1)	(2)	(3)	(4)
Joe A. Shearin	2007	$278,427	$68,329	$—	$—	$26,778	$4,889	$378,423
President and Chief Executive Officer and director of the Company and EVB	2006	$267,343	$72,816	$—	$25,515	$18,048	$9,001	$392,723
Ronald L. Blevins	2007	$124,482	$24,058	$—	$—	$51,821	$4,136	$204,497
Chief Financial Officer of the Company and Executive Vice President of EVB	2006	$117,043	$21,988	$—	$18,900	$37,012	$3,822	$198,765
Joseph H. James, Jr.	2007	$136,122	$27,013	$—	$—	$27,980	$4,832	$195,947
Chief Operations Officer of the Company and Executive Vice President of EVB	2006	$132,841	$28,587	$—	$18,900	$16,711	$4,391	$201,430
William E. Martin, Jr.	2007	$121,310	$23,675	$—	$—	$25,569	$4,271	$174,825
Executive Vice President - Commercial Banking of EVB	2006	$117,579	$23,086	$—	$18,900	$16,574	$3,960	$180,099
J. Lloyd Railey	2007	$119,950	$23,400	$—	$—	$29,989	$4,187	$177,526
Chief Risk Officer of the Company and Executive Vice President of EVB	2006	$104,623	$22,654	$—	$18,900	$14,634	$3,505	$164,316

(1)	Restricted stock awards were made on December 20, 2007 to the named executives. The 2007 expense recognized by the Company for the twelve days this award was outstanding does not round to as much as $1 thousand for any participant, calculated using FASB guidelines.

(2)	Stock options were granted at the then current fair market value of common stock on October 31, 2006 at a per share price of $21.56, the closing price on the grant date. Named executive officers did not receive or forfeit any stock options in 2007.

(3)	The change in pension value for 2007 is based on a report by an independent actuarial firm. There are no deferred compensation agreements with any of the named executive officers.

(4)	All Other Compensation includes the Company's 401-k match for 2007 and 2006. The value of perquisites for each executive does not exceed the lesser of $10,000 or 10% of total annual salary and bonus for each year.

Stock Incentive Plan

The Company’s 2003 Stock Incentive Plan and 2007 Equity Compensation Plan provide for the granting of both incentive and non-qualified stock options and restricted stock awards to executive officers, key employees and directors of the Company and its subsidiaries.

Grants of Plan-Based Awards

The following table contains information concerning awards of restricted stock to each of the named executive officers during the fiscal year ended December 31, 2007. We did not make any option grants or any other equity or non-equity incentive award, to our named executive officers during 2007.

Grants of Plan-Based Awards - Fiscal Year 2007

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
Joe A. Shearin President and Chief Executive Officer and director of the Company and EVB	12/20/2007	5,000	$86,250
Ronald L. Blevins Chief Financial Officer of the Company and Executive Vice President of EVB	12/20/2007	2,000	34,500
Joseph H. James, Jr. Chief Operations Officer of the Company and Executive Vice President of EVB	12/20/2007	2,000	34,500
William E. Martin, Jr. Executive Vice President- Commercial Banking of EVB	12/20/2007	2,000	34,500
J. Lloyd Railey Chief Risk Officer of the Company and Executive Vice President of EVB	12/20/2007	2,000	34,500

Restricted stock awards in 2007 were 50% performance-based and 50% time-based. One-half of the grants will vest June 30, 2010 if, and only if, either earnings per share reaches $1.78 or return on equity equals or exceeds 14.4% for the year ending December 31, 2009. The other half of the awards vest ratably (20% per year) over five years, beginning December 20, 2008, except that all remaining time-vested shares will vest for an individual upon their retirement at age 65 or later.

Outstanding Equity Awards at December 31, 2007

The following table indicates outstanding equity awards to the named executive officers as of December 31, 2007.

Outstanding Equity Awards at December 31, 2007

	Option Awards				Stock Awards
							Incentive Plan Awards
	Number of Shares Unexercised Underlying Options (1)		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units of Stock That Have Not Vested (4)	Number of Shares, Units or Other Rights That Have Not Vested (3)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4)
Name	Exercisable	Unexercisable			Vested (2)
Joe A. Shearin	1,995	—	$16.10	4/1/2012	2,500	$42,375	2,500	$42,375
	3,165	—	28.60	9/15/2013
	—	4,000	19.915	7/1/2014
	—	4,862	20.565	7/1/2015
	—	4,725	21.16	10/1/2016
Ronald L. Blevins	1,100	—	$16.10	4/1/2012	1,000	16,950	1,000	16,950
	1,300	—	28.60	9/15/2013
	—	2,000	19.915	7/1/2014
	—	3,000	20.565	7/1/2015
	—	3,500	21.16	10/1/2016
Joseph H. James, Jr.	1,100	—	$16.10	4/1/2012	1,000	16,950	1,000	16,950
	1,300	—	28.60	9/15/2013
	—	2,000	19.915	7/1/2014
	—	3,000	20.565	7/1/2015
	—	3,500	21.16	10/1/2016
William E. Martin, Jr.	1,800	—	$16.10	4/1/2012	1,000	16,950	1,000	16,950
	2,000	—	28.60	9/15/2013
	—	3,000	19.915	7/1/2014
	—	3,000	20.565	7/1/2015
	—	3,500	21.16	10/1/2016
J. Lloyd Railey	1,000	—	$16.10	4/1/2012	1,000	16,950	1,000	16,950
	1,300	—	28.60	9/15/2013
	—	2,000	19.915	7/1/2014
	—	3,000	20.565	7/1/2015
		3,500	21.16	10/1/2016

(1)	All option grants vest four years after the date of grant. For options expiring in 2012, the vesting date was April 1, 2006. For options expiring in 2013, the vesting date was September 15, 2007. For options expiring in 2014, 2015 and 2016, respectively, the vesting dates are July 1, 2008, July 1, 2009 and October 1, 2010, respectively.

(2)	One-half of the restricted stock awards will vest ratably (20% per year) over five years, beginning December 20, 2008, except that all remaining shares will vest for an individual upon their retirement at age 65 or later.

(3)	One-half of the restricted stock awards will vest June 30, 2010 if, and only if, either earnings per share reaches $1.78 or return on equity equals or exceeds 14.4% for the year ended December 31, 2009.

(4)	The market value of restricted stock is based on the $16.95 closing price of a share of our Common Stock as reported on the NASDAQ Global Market on December 31, 2007.

Option Exercises and Stock Vested

The named executive officers did not acquire any shares upon exercise of an option in 2007. Options granted at $28.60 per share in 2003 vested in 2007.

Equity Compensation Plan

The following table summarizes information as of December 31, 2007, relating to our 2003 Stock Incentive Plan, pursuant to which grants, restricted stock awards or options to acquire shares of common stock may be granted from time to time. In addition the 2007 Equity Compensation Plan which authorizes 400,000 shares of stock was approved at the annual shareholder meeting on April 19, 2007, but those shares had not been registered with the SEC as of 2007 year end.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Equity Compensation Plans Approved by Shareholders 2003 Stock Incentive Plan (2)	259,762	20.87	86,493
2007 Equity Compensation Plan(3)	—	—	400,000
Equity Compensation Plans Not Approved by Shareholders (4)	—	—	—

Total	259,762	$20.87	486,493

(1)	Amounts exclude any securities to be issued upon exercise of outstanding options.

(2)	The 2003 Stock Incentive Plan, amending and restating the 2000 Stock Option Plan, permits grants of stock options and restricted stock awards up to 400,000 shares and includes outstanding grants under the 2000 Stock Option Plan.

(3)	The 2007 Equity Compensation Plan has been approved by shareholders, but the shares have not been registered with the SEC

(4)	We do not have any equity compensation plans that have not been approved by shareholders.

Pension Benefits Table

The Company has a defined-benefit pension plan provided through the Virginia Bankers Association Insurance Trust. Benefits are based on an employee’s final five year average salary at the time of retirement, normally at age 65. All active, full-time employees of the Company and its subsidiaries were eligible to participate in the plan through December 31, 2007 at age 21 with one year of service. Employees do not contribute to the plan, and a participant becomes 100% vested upon completion of five years of service. Employees of predecessor Hanover Bank as well as EVB Investments, Inc. became eligible to participate in the Plan as of October 1, 2003. Directors who are full-time employees are eligible for participation. The Company filed an 8-K with the SEC on February 4, 2008 reporting that it had amended its Defined Benefit Pension Plan on January 28, 2008. Under the terms of the amended Plan, balances under the Plan were frozen on December 31, 2007 for all Plan participants except that participants who were then age 55 or greater or had at least 10 years of service with the Company on October 1, 2007 will remain in the existing Plan and will receive future contributions. Named executives Blevins, Martin and Railey will remain in the Plan while the balances for James and Shearin were frozen as of December 31, 2007. The present value of the accumulated benefit as listed below was calculated by our pension actuary HRH Consulting (Hilb Rogal & Hobbs) based on the assumptions listed below:

1.	discount rate 6.25% per year

2.	R P 2000 mortality table

The actuarial benefits for the named executive officers as of December 31, 2007 are presented in the table below:

Pension Benefits - Fiscal Year 2007

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Joe A. Shearin	(1)	6	$100,895	$—
Ronald L. Blevins	(1)	7	171,481	—
Joseph H. James, Jr.	(1)	7	93,772	—
William E. Martin, Jr. (2)	(1)	4	70,484	—
J. Lloyd Railey	(1)	6	90,807	—

(1)	VBA Master Defined Benefit Plan for Eastern Virginia Bankshares, Inc.

(2)	Mr. Martin’s first two years with us were with a subsidiary that was not covered under the pension plan.

Potential Payments Upon Termination or Change in Control

Shown below are the estimated amounts which would have been payable under the five employment agreements in effect at December 31, 2007 if the executives had terminated (i) other than for cause and (ii) following a change of control as of December 31, 2007. Our employee contracts do not provide non-discriminatory benefits upon voluntary termination, death, disability or change in control other than that disclosed below. We do provide non-discriminatory life insurance benefits and provide disability coverage that employees can purchase at a group rate. Payment for termination without cause would be paid at the rate of one-twelfth (1/12) of base salary in each month for the remainder of the term of the agreement. If employment is terminated without cause or the employee resigns for good reason within one year after a change in control, the amount payable will be paid in a lump sum on or prior to the last day of employment or, at the employee’s option, in equal monthly installments for the remainder of the term of the agreement. Appropriate levels of employee agreement potential payments were based on an evaluation of what is appropriate in the community banking industry with particular focus on competitor banking companies in Virginia. Potential payments upon termination or change in control do not influence decisions regarding any element of compensation. There are material conditions and obligations applicable to payments upon termination or change in control as outlined under “Executive Compensation”. For additional information regarding employment agreements, see “Executive Compensation” above.

Name	Benefit	Before Change in Control Termination Without Cause or for Good Reason	After Change in Control Termination Without Cause or for Good Reason
Joe A. Shearin	Post termination compensation	$855,000	$850,630
	Early vesting of restricted stock	—	84,750
	Early vesting of stock options	—	—

		$855,000	$935,380

Ronald L. Blevins	Post termination compensation	$122,000	$333,631
	Early vesting of restricted stock	—	33,900
	Early vesting of stock options	—	—

		$122,000	$367,531

Joseph H. James	Post termination compensation	$139,100	$410,872
	Early vesting of restricted stock	—	66,900
	Early vesting of stock options	—	—

		$139,100	$477,772

William E. Martin	Post termination compensation	$125,000	$340,428
	Early vesting of restricted stock	—	33,900
	Early vesting of stock options	—	—

		$125,000	$374,328

J. Lloyd Railey	Post termination compensation	$122,000	334,045
	Early vesting of restricted stock	—	33,900
	Early vesting of stock options	—	—

		$122,000	$367,945

Certain Relationships and Related Transactions

Some of the directors and officers of the Company are at present, as in the past, customers of the Company, and the Company has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates on deposits and interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectibility or present other unfavorable features. The balance of loans to directors and executive officers of the Company and EVB totaled $6.6 million at December 31, 2007, or 7.3% of the Company’s equity capital at that date.

There were no other transactions during 2007 between the Company’s directors or officers and the Company, nor are there any proposed transactions in which the amount involved exceeds $120,000. Additionally, there are no legal proceedings to which any director, officer or principal shareholder, or any affiliate thereof are a party that is adverse to the Company or any of its subsidiaries or involve a material interest adverse to the Company or any of its subsidiaries. Loans to related parties are approved by the EVB Board with the related party not present.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC AUDITORS

The Board of Directors has, upon recommendation by the Company’s Audit Committee, appointed the firm of Yount, Hyde & Barbour, P.C. as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2008. Yount, Hyde & Barbour, P.C. audited the financial statements of the Company for the year ended December 31, 2007.

Representatives of Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

AUDIT INFORMATION

Fees of Independent Registered Public Accounting Firm

Audit Fees. The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2007 and 2006, and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for those fiscal years were $123,550 for 2007 and $141,500 for 2006.

Audit Related Fees. The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services and other consulting and research regarding financial accounting and reporting standards that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under the heading “Audit Fees” above.

Tax Fees. The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2007 and December 31, 2006 were $7,300 and $6,800, respectively. During 2007 and 2006, these services included preparation of federal and state income tax returns.

All Other Fees. There were no other fees billed by Yount, Hyde & Barbour, P.C. during the fiscal years ended December 31, 2007 and December 31, 2006.

Independent Public Accountants’ Fee Table

	2007		2006
	Fees	Percentage	Fees	Percentage
Audit fees	$123,550	92.8%	$141,500	95.0%
Audit-related fees	2,298	1.7%	607	0.4%
Tax fees	7,300	5.5%	6,800	4.6%
All other fees	—	0%	—	0%

	$133,148	100%	$148,907	100%

Pre-Approved Services

All services not related to the annual audit and quarterly review of the Company’s financial statements, as described above, were pre-approved by the Audit Committee, which concluded that the provision of such services by Yount, Hyde & Barbour, P.C. was compatible with the maintenance of that firms’ independence in the conduct of their auditing functions. The Audit Committee’s Charter, which was attached as Appendix B to the 2007 Proxy Statement, provides for pre-approval of audit, audit-related, tax and other services. The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Report of the Audit Committee

The Audit Committee of the Company consists entirely of directors who meet the independence requirements of the NASDAQ listing standards. The Audit Committee is composed of Chairman Leslie E. Taylor, CPA, F. Warren Haynie, Jr., Charles R. Revere, Howard R. Straughan, Jr. and Ira C. Harris, Ph.D./CPA. The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Board of Directors has determined that Audit Committee Chairman Leslie E. Taylor, CPA, fulfills the applicable standard as an independent financial expert serving on the Audit Committee.

The Audit Committee met a total of 10 times during 2007. During the course of those meetings and subsequent to 2007, the Audit Committee:

1.	Reviewed and discussed with management and the internal auditor the audited financial statements for the year ended December 31, 2007.

2.	Reviewed with the independent auditor the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees), as currently in effect.

3.	Discussed with the independent auditor the independent auditor’s independence from the Company, including the provision of tax and other non-audit services to the Company and the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, (Professional Standards) and has concluded that the independent auditor is independent from the Company and its management.

4.	Reviewed and discussed with the independent auditor the overall scope and plans for their respective audits.

5.	Discussed with the Company’s internal auditor, the scope and plans for their internal audit work, and received and discussed regular reports on the status of the audit work completed.

6.	Internal Audit services were provided by the firm of Fowler and Company, Ltd, on an outsourced basis for the year 2007.

7.	Received regular updates on the status of the Company’s on-going compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

8.	Monitored on-going “whistleblower” procedures in compliance with Section 301 of the Sarbanes-Oxley Act of 2002.

9.	Provided Board oversight over the establishment of comprehensive risk management programs throughout the organization.

10.	Maintained a direct reporting relationship with the Chief Risk Officer of the Company, and received status reports at each meeting related to other on-going risk management activities within the organization, including but not limited to: internal control self-assessment, credit review, compliance, and regulatory activities within the organization.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

This report is submitted on March 3, 2008, by the members of the Audit Committee of the Board of Directors.

The Audit Committee

Leslie E. Taylor, CPA, Chairman	Howard R. Straughan, Jr.
F. Warren Haynie, Jr.	Ira C. Harris, Ph.D.
Charles R. Revere

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING OF SHAREHOLDERS

Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2009 annual meeting of shareholders must cause such proposal to be received, in proper form, at the Company’s principal executive offices at P. O. Box 1455, 330 Hospital Road, Tappahannock, Virginia 22560, no later than November 17, 2008, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting. The Company presently anticipates holding the 2009 annual meeting of shareholders on Thursday, April 16, 2009.

The Company’s Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director at the 2009 annual meeting of shareholders, notice of nomination must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2009 annual meeting. The notice must describe various matters regarding the nominee and the shareholder giving the notice. For a shareholder to bring other business before the 2009 annual meeting of shareholders notice must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2009 annual meeting. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company. Based upon an anticipated date of April 16, 2009 for the 2009 annual meeting of shareholders, the Company must receive any notice of nomination or other business no later than February 15, 2009 and no earlier than January 16, 2009.

OTHER MATTERS

THE COMPANY’S 2007 ANNUAL REPORT TO SHAREHOLDERS (“THE ANNUAL REPORT”), WHICH INCLUDES A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, AND THE COMPANY’S FINANCIAL STATEMENTS AS FILED WITH THE COMMISSION, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR 2007 FILED WITH THE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE CORPORATE SECRETARY, WHOSE ADDRESS IS P.O. BOX 1455, 330 HOSPITAL ROAD, TAPPAHANNOCK, VIRGINIA 22560. THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIAL

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	PROXY EASTERN VIRGINIA BANKSHARES, INC.				For	With- hold	For All Except
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.			1.	TO ELECT AS DIRECTORS ALL TEN NOMINEES LISTED BELOW.		☐	☐	☐

The undersigned hereby appoint(s) F.Warren Haynie, Jr. and William L. Lewis,jointly and severally, proxies, with full power to act alone, and with full power of substitution to represent the undersigned and to vote, as designated below, all the shares of common stock of Eastern Virginia Bankshares, Inc. that the undersigned would be entitled to vote as of March 6, 2008, at the annual meeting of shareholders to be held on April 17, 2008, at Indian Creek Yacht &Country Club, 362 Club Drive, Kilmarnock, Virginia, at 4:00 P.M. or any adjournment thereof.

				W. Rand Cook Joe A. Shearin F. Warren Haynie, Jr. J. T. Thompson, III	Charles R. Revere Ira C. Harris Leslie E. Taylor	F. L. Garrett, III Howard R. Straughan, Jr. William L. Lewis
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

			2.	To act upon such other matters as may properly come before the meeting or any adjournment thereof. As of the date of this Proxy, management has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matter properly comes before the Annual Meeting, the personsnamed in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
Please be sure to sign and date this Proxy in the box below.		Date
				If you plan to attend the Annual Meeting of Shareholders in person, please indicate the number of individuals planning to attend.______			g	☐
	Shareholder sign above	Co-holder (if any) sign above

+								+

¿        Detach above card, sign, date and mail in postage paid envelope provided.        ¿

EASTERN VIRGINIA BANKSHARES, INC.

c/o Registrar and Transfer

10 Commerce Drive

Cranford, NJ 07016

Please sign exactly as stock is registered. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN

THE PROXY CARD USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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